                                  EXHIBIT 10.9

                         WALLACE COMPUTER SERVICES, INC
                           LONG-TERM PERFORMANCE PLAN




SECTION 1.  PLAN OBJECTIVES

     A) To provide a means of rewarding key employees of Wallace Computer Services, Inc. and its subsidiaries ("Company") for personal performance that enhances the Company's financial performance and increases shareholder value.

     B) To provide competitive levels of compensation to enable the Company to attract and retain people who are able to contribute materially to the success of the Company's business by their ability and ingenuity.

     C) To recognize differences in the performance of the Company/Divisions as demonstrated by financial performance.

     D) To align the interests of management with shareholders.


SECTION 2.  ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors ("Committee"). The membership of the Committee may be reduced, changed, or increased from time to time at the absolute discretion of the Board of Directors.

     (b) The establishment and amendment of rules and regulations for the Plan's administration shall be developed and proposed by the Committee and approved by the Disinterested Directors (as defined in Section 3.11 of the By-
Laws). Similarly, the determination of those who may participate in the Plan, and the amount of individual awards to such Participants shall be proposed by the Committee and approved by the Disinterested Directors. The determinations of the award amounts may be delegated to one or more officers and/or managers of the Company in accordance with the rules and regulations as may be prescribed or adopted from time to time, except that the Disinterested Directors shall review and approve the individual awards to be made to Participants. The Committee shall have the sole power to interpret the Plan.

     (c) The Committee members and the Disinterested Directors, may rely upon any information supplied to them by any officer of the Company in connection with the administration of the Plan.


SECTION 3.  DEFINITIONS

     (a) Average Company Investment - means the average of the consolidated quarter end investment for the Plan Year, calculated as follows:

               +  Gross trade receivables
               +  Gross inventories at standard cost
               + Net property, plant & equipment, less construction in progress + Net present value of building and equipment operating leases
               +  Goodwill
               +  Unamortized software development costs
               -  Trade accounts payable
               -  Unvouchered trade payables

     (b) Average Division Investment - means the average of the respective division's quarter end investment for the Plan Year as calculated in a) above.

     (c) Company Capital Employed - means the sum of the " Company Investment" as defined in (a) above plus(minus) the following items:

               +  Miscellaneous receivables
               + Prepaids, Deposits & Deferred Expenses (excluding deferred income taxes)
               -  Miscellaneous Payables
               -  Dividends Payable
               -  Accrued compensation and related expenses
               -  Other accrued expenses
               -  Accrued profit sharing contribution
               -  Current taxes payable

     (d) Actual Weighted Cost of Capital - means the weighted average of the cost of equity and the after-tax cost of debt for the relevant Plan Year. The Actual Weighted Cost of Capital (to the nearest tenth of a percent) will be approved by the Disinterested Directors each Plan Year, as follows:

          Actual Weighted Cost of Capital = ((Stockholders' Equity /
                                            (Stockholders' Equity + Debt
                                            Outstanding)) * Cost of Equity) +
                                            ((Debt Outstanding / (Stockholders'
                                            Equity + Debt Outstanding)) * Cost
                                            of Debt)

           Cost of Equity = Risk Free Rate + (Wallace Computer Service's Beta *
                            5%)
           Cost of Debt = Debt Yield * (1 - Statutory Federal and State tax
                          rate)

           Stockholders' Equity and debt outstanding are to be as of the fiscal year end preceding the relevant Plan Year. The capitalization ratio of equity and debt to total capitalization used in the Actual Weighted Cost of Capital will be approved by the Disinterested Directors annually.
           Risk Free Rate is the average daily closing yield rate on the 20 year U.S. Treasury Bonds for the month of July preceding the relevant Plan Year
           Beta is determined by reference to the Beta shown in the most recently available Value Line report on the Company.
           Debt yield is the weighted average yield of all borrowings included in the Company's permanent capital.

     (e) Capital Employed Capital Charge - means the hypothetical cost associated with funds obtained from investors and lenders that is used to operate the Company/Divisions. Capital Employed Capital Charge is expressed in dollars and equals the budgeted "Company Capital Employed" as of the beginning of the Plan Year, multiplied by the "Actual Weighted Cost of Capital".

     (f) ROI Weighted Cost of Capital - expressed as a percentage, ROI Weighted Cost of Capital equals the result of Capital Employed Capital Charge divided by the budgeted "Company Investment" as of the beginning of the Plan Year.

     (g) ROI Capital Charge - expressed in dollars, ROI Capital Charge equals the "Average Corporate/Division Investment" multiplied by the "ROI Weighted Cost of Capital."


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     (h) Company Operating Profit After-Taxes - means the consolidated adjusted operating profit after-taxes for the Plan Year, calculated as follows:

               Operating Income
               +/-  Change in Inventory reserves
               +/-  Change in Accounts Receivable reserves
               +/-  Change in Post retirement liability
               +/-  Other Unusual Income or Expense Items
               +    Goodwill amortization
               +    Interest expense
               -    Interest Income
               +    Interest expense associated with operating leases
               -    Current Tax Expense on the sum of the above


     (i) Division Operating Profit After-Taxes - means a Division's adjusted operating profit after-taxes for the Plan Year as calculated in (e) above.

     (j) Value Added - means the excess or shortfall of the Company's/Division's "Operating Profit After-Taxes" as compared to the "ROI Capital Charge". The actual calculation is as follows:

          (Company/Division Operating Profit After-Taxes ( - ) ROI Capital
          Charge)

     (k) Incremental Value Added - means the increase or decrease in the current year "Value Added" as compared to the prior year "Value Added".

     (l) Employee - means persons employed by the Company or any subsidiary in which the Company owns directly or indirectly all or a majority of the common stock and shall include employees who are also Directors of the Company or of any such subsidiary and may, at the discretion of the Committee and Disinterested Directors, include persons who at the request of the Company accept employment with any company in which the Company has a substantial ownership interest.

     (m) Participant - means an employee who has been nominated by the Committee members and Disinterested Directors to participate in this Plan.

     (n) Plan Year - means the one year period coincident with the Company's fiscal year.


SECTION 4.  ELIGIBILITY

     (a) ELIGIBLE POSITIONS. An employee shall be eligible for consideration for an award under this Plan based on such criteria as the Committee members shall recommend and Disinterested Directors shall approve from year to year. In general, the CEO, all Vice Presidents, and all Division General Managers may be eligible for participation in the Plan. However, actual participation will depend upon the contribution and impact each eligible employee may have on the Company's value to its Shareholders, as determined by the CEO of the Company, and approved by the Disinterested Directors..

     (b) NOMINATION AND APPROVAL. Each Plan Year, the CEO of the Company will nominate eligible employees to participate in the Plan for the next Plan Year. The Disinterested Directors will have final authority to select Plan Participants among eligible employees nominated by the CEO.

     (c) INELIGIBLE POSITIONS. No Committee member or Disinterested Director shall be a Participant of the Plan. Membership on any other committee of the Board of Directors shall not by itself render an Employee ineligible for participation in the Plan.


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

     (d) CHANGES IN STATUS. A person whose employment begins, terminates, is granted a leave of absence or whose responsibilities change making them qualified to participate in the Plan (or leave the participating class), may, at the discretion of the Disinterested Directors, be awarded a bonus with respect to the period of service during the year.

     (e) OTHER PLANS. Nothing in this Plan shall be construed as preventing the Company from establishing incentive or other variable compensation plans applicable to Employees.


SECTION 5.  INDIVIDUAL PARTICIPATION LEVELS
     (a) Calculation of Bonus. The Bonus is a function of the Participant's bonus percentage (provided in 5b) multiplied by the "Value Added" for the Plan Year.

     The bonus calculation for the CEO, Sr. V.P. and Corporate V.P.'s will be based upon "Average Company Investment" and "Company Operating Profit after Taxes".

     The bonus calculation for Participants with Division responsibilities will be based upon the "Average Division Investment" and "Division Operating Profit after Taxes" for their respective Division.

     (b) Bonus Percentages. The bonus percentages will be determined according to the following schedule:


                  Executive Position                  Bonus %
                  ------------------                  -------
          CEO                                          2.0%
          Sr. V.P. of Operations                       1.5%
          Corporate V.P.
             Corporate Sales                           1.0%
             Chief Financial Officer                   1.0%
             Management Information Services           1.0%
          Corporate V.P
             Engineering and Research                   .75%
             Marketing                                  .75%
          Division General Manager                     2.0%




     The Disinterested Directors shall have full power to revise and adjust the bonus percentages and to revise the positions eligible to participate in the Plan.

     (c) In the event that a division's "Value Added" is negative at the inception of the Plan, then the Participant's bonus will be equal to the Participant's Bonus % multiplied by the "Incremental Value Added". The Participant's bonus will be calculated in this manner until the division's "Value Added" is positive, at which time the bonus will be calculated as set forth in (a) above.


SECTION 6.  PAYMENT OF AWARDS

     (a) Subject to the condition set forth in paragraphs (b), (c) and (d) below, payment of awards shall be made no later than December 1, following the end of the Plan Year, and only after the Disinterested Directors have approved the awards. Awards shall be paid in cash.


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     (b) All awards are contingent upon the Participant remaining in the employ of the Company until the award is paid. In the event a Participant terminates or resigns (other than retirement) from the Company prior to payment, the award, at the discretion of the Disinterested Directors, may be forfeited by the Participant. In the event of death or permanent disability, the Participant or the designated beneficiary (as specified in the designation form indexed as Exhibit A) will receive the Participant's accrued bonus balance, and a prorata portion of the current year award equal to the Participant's service period during the Plan Year.

     (c) Bonuses will be deferred for a period of three years. During the three year period, subsequent year bonuses that are negative can reduce, eliminate or create a negative cumulative deferred amount. As a result, bonuses will be paid out (3 years in arrears) provided that the cumulative deferred balance is positive at the time of payment. If the cumulative deferred balance is positive, but less than the bonus amount three years ago, then only the balance of the cumulative deferred balance will be paid. The excess of the bonus amount three years ago as compared to the cumulative deferred balance will be forfeited.

     (d) Upon retirement of a Participant, the unpaid cumulative deferred balance will remain to be paid in arrears as established in (c) above. Although the retired Participant will not accrue any additional bonuses, a phantom bonus will be calculated during the arrear period as if the Participant was still an active Participant. Negative phantom bonuses for the years subsequent to retirement, will reduce or eliminate future payments as is the case in (c) above. All payments to retired Participants will be made in cash.

     (e) No Participant shall have any right with respect to any award until such award shall be delivered to him.

     (f) If the Disinterested Directors determine, in their discretion, that a Participant at any time has engaged in any activity that the Disinterested Directors determines was or is harmful to the Company, any unpaid award will be forfeited by the Participant.

     (g) There shall be deducted from all award payments, any taxes required by law to be withheld.

SECTION 7.  GENERAL CONDITIONS

     (a) Amendments. The Disinterested Directors may from time to time amend, suspend or terminate in whole or in part, and if terminated, may reinstate any or all of the provisions of the Plan.

     (b) Interpretation of the Plan. Any interpretation of the Plan arising out of or in connection with the construction, administration, and effect of the Plan and of its rules and regulations shall lie within the Committee's absolute discretion and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     (c) Rights to Continued Employment. The selection of any employee for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company and the right and power of the Company to dismiss or discharge any Participant is specifically reserved. Nor shall any such Participant or any person claiming under or through the Participant have any right or interest in the Plan, or any Award thereunder, unless and until all terms, conditions and provisions of the Plan that affect such Participant have been complied with as specified herein.


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

     (d) Adjustments to Performance Factors. When a performance goal is based on quantifiable financial or accounting measure, it may be necessary to exclude significant non-budgeted or non-controllable amounts, gains or losses from actual financial results in order to properly measure performance. The Disinterested Directors will decide those items that shall be considered in adjusting actual results. For example, some types of items that may be considered for exclusion are:

          (1) Any gains or losses that will be treated as extraordinary in the Company's financial statements.

          (2) Amounts, profits or losses of any entities acquired by the Company during the Plan Year, assuming they were not included in the budget and/or the goal.

          (3) Material amounts not in the budget and/or the goals that are of a non-recurring nature and are not considered to be in the ordinary course of business.

     (e) Expenses of the Plan. The expenses of administering this Plan shall be borne by the Company.

     (f) Governing Laws. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of Delaware.


SECTION 8.  INDEMNIFICATION OF THE COMMITTEE MEMBERS AND DIRECTORS BY THE
COMPANY.

     (a) No member of the Board of Directors or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent or employee.

     (b) Pursuant to the Certificate of Incorporation and Bylaws of the Company, the Company hereby agrees to indemnify the Committee members and Directors for and to hold each of them harmless against any and all liabilities, losses, costs or expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against them at any time by reason of their actions under this Plan if they did not act dishonestly or in willful or grossly negligent violation of the law or regulation under which such liability, loss, cost or expense is not insured against or exceed any insurance recovery.


SECTION 9.  EFFECTIVE DATE

     This Plan shall be applicable for the fiscal year beginning August 1, 1994, and subsequent fiscal years, unless modified by the Disinterested Directors as prescribed in Section 7.


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

                                                                       EXHIBIT A


                         WALLACE COMPUTER SERVICES, INC
                           LONG-TERM PERFORMANCE PLAN
                             BENEFICIARY DESIGNATION



PARTICIPANT INFORMATION

- - ----------------------------------------------------------------------------------------------------------
  LAST NAME                  FIRST NAME                  MIDDLE                      SOCIAL SECURITY #


- - ----------------------------------------------------------------------------------------------------------
  STREET ADDRESS             CITY                        STATE                      ZIP CODE


- - ----------------------------------------------------------------------------------------------------------
  DATE OF BIRTH                                 MARITAL STATUS                      EFFECTIVE DATE
                                       / / Married       / / Not Married
- - ----------------------------------------------------------------------------------------------------------


PRIMARY BENEFICIARY DESIGNATION
- - ----------------------------------------------------------------------------------------------------------
        BENEFICIARY NAME           RELATIONSHIP                 SOC. SEC. #                  BENEFIT %
  1)     ________________       __________________          __________________                  ____
  2)     ________________       __________________          __________________                  ____
  3)     ________________       __________________          __________________                  ____
  4)     ________________       __________________          __________________                  ____
  Total                                                                                         100%
- - ----------------------------------------------------------------------------------------------------------


CONTINGENT BENEFICIARY DESIGNATION

In the event no Primary Beneficiary survives me, or qualifies to receive the payment, or refuses to receive the payment:


- - ----------------------------------------------------------------------------------------------------------
        BENEFICIARY NAME           RELATIONSHIP                 SOC. SEC. #                  BENEFIT %
  1)     ________________       __________________          __________________                  ____
  2)     ________________       __________________          __________________                  ____
  3)     ________________       __________________          __________________                  ____
  4)     ________________       __________________          __________________                  ____
  Total                                                                                         100%
- - ----------------------------------------------------------------------------------------------------------


                              __________________________________

                                        Signature
                              __________________________________

                                           Date


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